Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 21, 2021, relating to the financial statements of Leo Holdings III Corp. appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-252294.

/s/ WithumSmith+Brown, PC

New York, New York
February 25, 2021